EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 and 1997 Stock Option Plans of Network Event Theater, Inc. of our report dated August 21, 1998, with respect to the consolidated financial statements of Network Event Theater, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1998 filed with the Securities and Exchange Commission.

                                                              Ernst & Young LLP

New York, New York
January 28, 1999